ConnectOne Bancorp, Inc.

Sterne Agee

Financial Institutions Conference

February 12, 2015

Forward-Looking Statements

This presentation contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under "Risk Factors" in our Annual Report on Form 10-k, Item 1A. Any or all of our forward-looking statements in this presentation may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to: (1) changes in general economic and financial market conditions; (2) changes in the regulatory environment; (3) economic conditions generally and in the financial services industry; (4) changes in the economy affecting real estate values; (5) our ability to achieve loan and deposit growth; (6) the completion of our future acquisitions or business combinations and our ability to integrate the acquired business into our business model; (7) projected population and income growth in our targeted market areas; and (8) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans. All forward-looking statements are necessarily only estimates of future results and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements which should be read in conjunction with the other cautionary statements that are included elsewhere in this presentation. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

ConnectOne Bancorp, Inc. Overview (NASDAQ: CNOB)

- Holding company for ConnectOne Bank
- Approximately $3.4 billion in total assets, $2.5 billion in total loans and $2.5 billion in total deposits
- 24 branches across Bergen, Essex, Hudson, Mercer, Monmouth, Morris and Union counties
- One of the largest New Jersey-based banking institutions with increased scale, technology and lending capabilities serving middle market commercial businesses
- Market capitalization: ~ $550 million
- Current quarterly dividend $0.075 per common share; approximately 1.6% yield

Branch Summary


Sussex
Passaic
Bergen
Warren
Morris
Essex
Hudson
NEW JERSEY
NY
Union
Hunterdon
Somerset
Middlesex
PA
Mercer
Monmouth
CNOB (24)

NJ Deposit Market Share (NJ Headquartered)(1)

Note: Data as of 12/31/2014, except where noted.
(1) Source: SNL Financial; Deposit data as of 06/30/2014

ConnectOne Bank Milestones

- **January 2005 –** Founded as North Jersey Community Bank by local business and civic leaders
- **October 2006 –** First profitable month
- **October 2009** – $500 million in assets
- **February 2013 –** Completed successful IPO and joint rebrand to "ConnectOne Bank"
- **June 2013** – $1 billion in assets
- **January 2014** – Announced merger with Union Center National Bank
- **July 2014** – Merger completed
  - Closed deal on July 1, 2014
  - Completed systems integration on July 21, 2014
- 9 consecutive years of profitability and tangible book value per share growth

Strong leadership team with ability to set aggressive goals and execute

Financial Performance Post-Merger

Transaction Closed on July 1, 2014

	Pre-Merger 2Q 2014	Post-Merger 4Q 2014	Improvement Amt.	Improvement Pct.
Performance Metrics				
Operating EPS:				
Including Purchase Accounting	$0.27	$0.35	$0.08	29.6%
Excluding Purchase Accounting	$0.27	$0.32	$0.05	18.5%
Operating Net Interest Margin	3.29%	3.43%	14 bps	4.3%
Efficiency Ratio	44.8%	38.4%	640 bps	14.3%
Core Return on Avg. Tangible Assets	1.10%	1.20%	10 bps	9.1%
Core Return on Avg. Tangible Common Equity	12.0%	13.5%	150 bps	12.5%
Balance Sheet Metrics				
Total Loans ($MM) [1)]	$2,301	$2,539	$238	10.3%
Total Deposits ($MM) [1)]	$2,324	$2,476	$152	6.5%
Tangible Book Value per Share	$9.15	$9.57	$0.42	4.6%
Allowance and Credit Mark as a % of Total Loans	1.11%	1.23%	12 bps	10.8%

[1)] 2Q 2014 includes balances of legacy ConnectOne, adjusted for purchase accounting.

See appendix for a reconciliation of GAAP and non-GAAP measures.

Financial Performance vs. Peers

4Q 2014	ConnectOne	Peer Group [1]
Return on Assets	1.20%	0.92%
Return on Tangible Common Equity	13.5%	9.5%
Net Interest Margin	3.43%	3.60%
Efficiency Ratio	38.4%	65.8%
Number of Offices	24	37
Assets per Employee ($MM)	13.4	4.9
NPA Ratio (per SNL)	0.37%	0.62%

[1] Peer group median includes banks and thrifts between $2B and $5B in assets located in Northeast and Mid-Atlantic regions. Data sourced from SNL Financial.
All ConnectOne information based on operating results, which excludes non-recurring items. See appendix for a reconciliation of GAAP and non-GAAP measures.

Loan and Deposit Composition at Year-end 2014

Total Loans - $2.5 Billion


Resi. and
Consumer
10%
C&I
20%
Const.
6%
CRE-
Multifam.
26%
CRE-Other
38%

4Q 2014 Rate: 4.33%
(4.02% ex. Purchase Accounting)

Total Deposits - $2.5 Billion


Listing
3%
ICS-CDARS
13%
Brokered
7%
Interest
Transaction
40%
Time
17%
Non
interest
Demand
20%

4Q 2014 Rate: 0.62%

Strategy and Vision

We position ourselves as *"a better place to be"* for clients, community, employees and shareholders by:

- Offering high-quality, personal service vs. out-of-market competitors and minimizing turnover
- Capitalizing on banking dislocation in our region
- Maintaining solid asset quality through strong credit culture
- Utilizing our exceptional market area to grow a high-quality, loyal client base
- Operating with a "sense of urgency" culture that differentiates us from our competitors
- Planning and investing in scalable infrastructure for the "future of banking"

Highly Attractive Operating Area

- Strategically placed offices throughout the NJ/NY metro area
- Tactical expansion strategy
- Retail locations serve as “business hubs”
- Hubs can support clients beyond their geographic footprint because of the technology bank offers
- New Jersey ranks 2nd in the nation in median household income, 4th in per capita income, and 2nd in population density – Bergen County ranks among the top in the state in relation to these demographics


New York City

Strong Corporate Culture


Sense of Urgency
Growth
Client First
Connected Team

Sense of Urgency culture is a game-changer for clients

- Speed of execution in underwriting and closing process
- Ability to get answers to clients quickly

Connected Team

- No Silos – Everyone works for the Company
- Self-fulfilling prophecy: Loan originators want to be at a place that has a reputation for growth

Unique **Client-First** Experience

- Universal Banker
- Relationship based model
- Building clients, not customers

Growth oriented culture creates strong momentum for employees

Organic Growth - What Sets Us Apart

Attractive Operating Area

- NJ/NY metro area
- Based in northern New Jersey, one of the wealthiest areas in the nation
- We have just begun to penetrate our markets

Our Lending Niche of $5 million to $15 million

- An underserved and lucrative market
- Lacks focus from the larger institutions
- Too large for traditional community banks to execute as quickly as we can

Superior Client-First Culture

- Our "Sense of Urgency" culture is a game-changer for clients
- Speed of execution in underwriting and closing process
- Building clients, not customers

Investments in Infrastructure

- Investments in scalable infrastructure strengthen our competitive position
- ConnectOne's infrastructure strength emphasizes technology versus brick and mortar
- Strategic investments in technology enable us to be competitive with the largest banking institutions

Non-Organic Growth Opportunities

Attractive Valuation

- Trading at an above-average price to tangible-book-value ratio

Consolidating Industry

- Valuations, including ours, can benefit from economies of scale associated with correctly priced and well-executed M&A

Our Marketplace has Many Small Banks

- These banks often have good credit quality and excess liquidity
- Valuations discounted due, in part, to deficient loan origination capabilities

Skilled Acquiror

- Our recent merger was completed and systems were converted in just six months
- We surpassed cost savings targets

We will be opportunistic – Shareholder Value is our #1 consideration

A Compelling Investment Opportunity

- ✓ Top performing banking franchise
- ✓ Highly attractive franchise with enhanced size, scale and geographic footprint in key NJ/NY metro market
- ✓ Robust organic loan generator with history of strong credit quality
- ✓ Skilled acquiror - Poised to benefit from opportunistic transactions
- ✓ Engaged and experienced management team and board
- ✓ Shares trading at approximately 11x consensus 2016 EPS

ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc.

APPENDIX

Appendix

Reconciliation of GAAP and non-GAAP measures

	Three Months Ended	
	Dec. 31, 2014	June 30, 2014
Earnings, EPS and Operating Data		
Net income (GAAP)	$ 8,023	$ 4,378
Less: preferred dividends	28	28
Net income available to common stockholders (GAAP)	7,995	4,350
Net gains on sales of securities	(718)	(574)
Merger-related expenses	1,816	729
Amortization of intangible assets	245	6
Provision related to maturity and extension of acquired portfolio loans	787	-
Charge due to wire fraud	2,374	-
Accretion of purchase accounting fair value marks	(2,491)	7
Non-core items	2,013	168
Income tax (expense) benefit	294	59
Non-core items, after taxes	1,719	109
Core earnings available to common stockholders (non-GAAP)	$ 9,714	$ 4,459
Weighted average diluted shares outstanding	30,149,244	16,430,376
Operating EPS (Excluding Purchase Accounting) (Non-GAAP)	**$ 0.32**	**$ 0.27**

Appendix

Reconciliation of GAAP and non-GAAP measures (cont.)

	Three Months Ended	
	Dec. 31, 2014	June 30, 2014
Earnings, EPS and Operating Data		
Net income (GAAP)	$ 8,023	$ 4,378
Less: preferred dividends	28	28
Net income available to common stockholders (GAAP)	7,995	4,350
Net gains on sales of securities	(718)	(574)
Merger-related expenses	1,816	729
Amortization of intangible assets	-	6
Charge due to wire fraud	2,374	-
Accretion of purchase accounting fair value marks	-	7
Non-core items	3,472	168
Income tax (expense) benefit	890	59
Non-core items, after taxes	2,582	109
Core earnings available to common stockholders (non-GAAP)	$ 10,577	$ 4,459
Weighted average diluted shares outstanding	30,149,244	16,430,376
Operating EPS (Including Purchase Accounting) (Non-GAAP)	**$ 0.35**	**$ 0.27**

Appendix

Reconciliation of GAAP and non-GAAP measures (cont.)

	Three Months Ended	
	Dec. 31, 2014	June 30, 2014
Return on Assets Measures		
Core earnings available to common stockholders (non-GAAP)	$ 9,714	$ 4,459
Add: preferred dividends	28	28
Core net income (non-GAAP)	$ 9,742	$ 4,487
Average assets	$3,369,402	$1,657,440
Less: average intangible assets	150,934	16,819
Average tangible assets	$3,218,468	$1,640,621
Core return on avg. tangible assets (Non-GAAP)	**1.20%**	**1.10%**
Return on Equity Measures		
Core earnings available to common stockholders	$ 9,714	$ 4,459
Average common equity	$ 437,136	$ 165,301
Less: average intangible assets	150,934	16,819
Average tangible common equity	$ 286,202	$ 148,482
Core return on avg. tangible common equity (non-GAAP)	**13.5%**	**12.0%**

Appendix

Reconciliation of GAAP and non-GAAP measures (cont.)

	Three Months Ended	
	Dec. 31, 2014	June 30, 2014
Book Value per Share		
Common equity	$ 434,969	$ 167,028
Less: intangible assets	(150,734)	(16,815)
Tangible common equity	$ 284,235	$ 150,213
Common shares outstanding	29,694,906	16,413,490
Tangible book value per share (non-GAAP)	**$ 9.57**	**$ 9.15**
Total loans receivable	$ 2,538,641	$ 1,006,256
Acquired loans	1,190,085	29,821
Loans receivable, excluding acquired loans	$ 1,348,556	$ 976,435
Allowance for loan losses	$ 14,160	$ 10,825
Accretable credit risk discount on acquired loans	17,017	371
Total Allowance for loan losses and accretable credit risk discount on acquired loans	$ 31,177	$ 11,196
Allowance and Credit Mark as a % of Total Loans	**1.23%**	**1.11%**